Registration No. 333-

As filed with the Securities and Exchange Commission on March 5, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AST SPACEMOBILE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-2027232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

AST SpaceMobile, Inc. 2024 Incentive Award Plan

(Full title of the plan)

Andrew M. Johnson

Executive Vice President, Chief Financial Officer and Chief Legal Officer

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Name and address of agent for service)

(432) 276-3966

(Telephone number, including area code, of agent for service)

Copy to:

Lawton B. Way, Esq.

W. Lake Taylor, Jr., Esq.

McGuireWoods LLP

Gateway Plaza
800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by AST SpaceMobile, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 additional shares of Class A common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance under the AST SpaceMobile, Inc. 2024 Incentive Award Plan (the “Plan”) pursuant to the provision of the Plan providing for an annual increase in the number of shares of Common Stock reserved for issuance under the Plan. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Commission on September 13, 2024 (Registration No. 333-282083), which are modified or superseded by the contents of this Registration Statement, as applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the Commission (File No. 001-39040) are incorporated herein by reference:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025;

(2)	the Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 22, 2025, January 27, 2025, January 31, 2025, February 3, 2025 and February 7, 2025; and

(3)	the description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1	Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 12, 2021).

4.2	Amended and Restated Bylaws of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on April 12, 2021).

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	AST SpaceMobile, Inc. 2024 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 10, 2024).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on March 5, 2025.

AST SpaceMobile, Inc.

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Abel Avellan, Andrew M. Johnson or Maya Bernal, acting alone or together with another attorney-in-fact, as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abel Avellan	Chairman and Chief Executive Officer	March 5, 2025
Abel Avellan	(Principal Executive Officer)

/s/ Andrew M. Johnson	Chief Financial Officer, Chief Legal Officer and Director	March 5, 2025
Andrew M. Johnson	(Principal Financial Officer)

/s/ Maya Bernal	Chief Accounting Officer	March 5, 2025
Maya Bernal	(Principal Accounting Officer)

/s/ Adriana Cisneros	Director	March 5, 2025
Adriana Cisneros

/s/ Luke Ibbetson	Director	March 5, 2025
Luke Ibbetson

/s/ Keith Larson	Director	March 5, 2025
Keith Larson

/s/ Edward Knapp	Director	March 5, 2025
Edward Knapp

	Director	March 5, 2025
Hiroshi Mikitani

/s/ Ronald Rubin	Director	March 5, 2025
Ronald Rubin

/s/ Richard Sarnoff	Director	March 5, 2025
Richard Sarnoff

/s/ Julio A. Torres	Director	March 5, 2025
Julio A. Torres

/s/ Johan Wibergh	Director	March 5, 2025
Johan Wibergh